                                                                    EXHIBIT 99.1

                           NBOG BANCORPORATION, INC.




                                    AN UPDATE
                               TO OUR SHAREHOLDERS

                                    CONTENTS

  Summary Consolidated Financial Statements as of September 30, 2006...........1
  Summary Management's Discussion and Analysis.................................3
  Information Regarding the Previous Merger with El Banco Financial............8
  Information Regarding the Issuance of Preferred Stock.......................11

                                         CONSOLIDATED BALANCE SHEET

                                                   ASSETS

                                                                                  SEPTEMBER 30,           December 31,
                                                                                     2006                    2005
                                                                                  (UNAUDITED)
                                                                                  ------------           ------------
CASH AND CASH EQUIVALENTS
  Cash and Due from Banks                                                         $    892,953           $    680,381
  Federal Funds Sold                                                                 1,374,000                 95,000
                                                                                  ------------           ------------
                                                                                     2,266,953                775,381
                                                                                  ------------           ------------
INVESTMENT SECURITIES AVAILABLE FOR SALE, AT FAIR VALUE                              8,944,300              8,424,986
                                                                                  ------------           ------------
OTHER INVESTMENTS                                                                      329,820                270,120
                                                                                  ------------           ------------
LOANS                                                                               21,142,419             25,515,185
  Allowance for Loan Losses                                                           (707,408)              (785,326)
                                                                                  ------------           ------------
                                                                                    20,435,011             24,729,859
                                                                                  ------------           ------------
PREMISES AND EQUIPMENT                                                               2,238,547              2,315,875
                                                                                  ------------           ------------
OTHER REAL ESTATE                                                                         --                  839,000
                                                                                  ------------           ------------
OTHER ASSETS                                                                           286,000                526,077
                                                                                  ------------           ------------
TOTAL ASSETS                                                                      $ 34,500,631           $ 37,881,298
                                                                                  ============           ============

                                    LIABILITIES AND STOCKHOLDERS' EQUITY

DEPOSITS
  Noninterest-Bearing                                                             $  1,840,949           $  2,514,693
  Interest-Bearing                                                                  27,249,100             31,427,489
                                                                                  ------------           ------------
                                                                                    29,090,049             33,942,182
                                                                                  ------------           ------------
OTHER BORROWINGS                                                                     2,000,000                   --
                                                                                  ------------           ------------
OTHER LIABILITIES                                                                      412,792                165,233
                                                                                  ------------           ------------

STOCKHOLDERS' EQUITY
  Preferred Stock, No Par Value; 10,000,000 Shares
    Authorized; 21,000 and -0- Shares Issued
    and Outstanding in 2006 and 2005, Respectively                                     210,000                   --

  Common Stock, No Par Value; 50,000,000 Shares
    Authorized; 993,560 and 991,560 Shares Issued
    and Outstanding in 2006 and 2005, Respectively                                   8,611,888              8,603,888
  Accumulated Deficit                                                               (5,689,591)            (4,656,733)
  Accumulated Other Comprehensive Loss                                                (134,507)              (173,272)
                                                                                  ------------           ------------
                                                                                     2,997,790              3,773,883
                                                                                  ------------           ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                        $ 34,500,631           $ 37,881,298
                                                                                  ============           ============

                      CONSOLIDATED STATEMENTS OF OPERATIONS
             FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30
                                   (UNAUDITED)

                                                              THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                 SEPTEMBER 30,                  SEPTEMBER 30, 2006
                                                        --------------------------------------------------------------
                                                              2006            2005            2006           2005
                                                        --------------------------------------------------------------
INTEREST INCOME
  Loans, Including Fees                                 $   488,379      $   578,091      $ 1,600,631      $ 1,810,831
  Investments                                                87,222           64,494          266,685          179,474
  Federal Funds Sold                                         20,629           22,675           36,594           59,605
                                                        --------------------------------------------------------------
                                                            596,230          665,260        1,903,910        2,049,910
                                                        --------------------------------------------------------------

INTEREST EXPENSE
  Deposits                                                  332,142          283,249          951,238          750,988
  Fed Funds Purchased                                           566               68              919               68
  Other Borrowings                                           27,830             --             48,332             --
                                                        --------------------------------------------------------------
                                                            360,538          283,317        1,000,489          751,056
                                                        --------------------------------------------------------------
NET INTEREST INCOME                                         235,692          381,943          903,421        1,298,854
  Provision for Loan Losses                                    --               --               --            225,000
                                                        --------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES         235,692          381,943          903,421        1,073,854
                                                        --------------------------------------------------------------

NON-INTEREST INCOME
  Service Charges and Fees on Deposits                       18,822           16,586           48,167           43,012
  Mortgage Origination and Processing Fees                     --              3,025           10,125            3,694
  Other                                                       4,175            3,129           13,637           13,413
                                                        --------------------------------------------------------------
                                                             22,997           22,740           71,929           60,119
                                                        --------------------------------------------------------------

NON-INTEREST EXPENSES
  Salaries and Employee Benefits                            217,975          277,074          682,425          869,021
  Occupancy and Equipment                                    85,774           89,554          256,683          277,906
  Professional Fees                                         144,236           66,872          287,728          173,949
  Other                                                     116,656          183,099          611,642          683,456
                                                        --------------------------------------------------------------
                                                            564,641          616,599        1,838,478        2,004,332
                                                        --------------------------------------------------------------

LOSS BEFORE INCOME TAXES                                   (305,952)        (211,916)        (863,128)        (870,359)
  Provision for Income Taxes                                   --               --               --               --
                                                        --------------------------------------------------------------
NET LOSS                                                $  (305,952)     $  (211,916)     $  (863,128)     $  (870,359)
                                                        ==============================================================

BASIC LOSS PER COMMON SHARE                             $      (.31)     $      (.23)     $      (.87)     $     (1.00)
                                                        ==============================================================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                  993,560          930,272          993,377          870,825
                                                        ==============================================================

                  SUMMARY MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 2006

          In the third quarter of 2006, The National Bank of Gainesville's (the "Bank's") asset quality continued to improve, as the Bank was able to sell off all Other Real Estate Owned and non-performing assets as a percentage of gross loans fell to 2.42% at September 30, 2006 from 5.07% at June 30, 2006 and 6.65% at December 31, 2005. However, the Company suffered its eleventh consecutive quarter of net losses. Unless and until the Bank is able to increase its capital and increase the size of its loan portfolio, the Company will continue to experience net losses. With the termination of the proposed merger with El Banco Financial Corporation on October 25, 2006, the Company is seeking a strategic partner to acquire or recapitalize the Bank.

FORMAL AGREEMENT

         On August 18, 2004, the Bank entered a formal written agreement with the Office of the Comptroller of the Currency (the "OCC"), which set forth a series of actions necessary to correct identified weaknesses. THE TABLE BELOW DESCRIBES EACH REQUIREMENT OF THE FORMAL AGREEMENT WITH THE OCC AND THE BANK'S CORRECTIVE ACTION OR THE CURRENT STATUS AND EFFORTS TO CORRECT THE ISSUES IDENTIFIED IN THE FORMAL AGREEMENT.

REQUIREMENT                                                   CORRECTIVE ACTION/STATUS
-----------                                                    ------------------------

Appoint a  compliance  committee  to  monitor  the  Bank's    IN  COMPLIANCE.  In light of the decision to identify a
compliance with the Formal Agreement.                         strategic  partner to acquire or recapitalize the Bank,
                                                              the Bank's entire Board of Directors is responsible for
                                                              monitoring the Bank's compliance with the Formal
                                                              Agreement.

Obtain a permanent President and Senior Lender.               IN  COMPLIANCE.  On October  25,  2006,  R. Allen Smith
                                                              agreed  to  serve  as  the  Company's  and  the  Bank's
                                                              permanent   President   and  CEO   until  a  merger  or
                                                              recapitalization  can be  consummated.  Lance G.  Jones
                                                              was named the Bank's  new  permanent  Senior  Lender on
                                                              October 19, 2006.

Obtain a permanent President and Senior Lender.               IN  COMPLIANCE.  On October  25,  2006,  R. Allen Smith
                                                              agreed  to  serve  as  the  Company's  and  the  Bank's
                                                              permanent   President   and  CEO   until  a  merger  or
                                                              recapitalization  can be  consummated.  Lance G.  Jones
                                                              was named the Bank's  new  permanent  Senior  Lender on
                                                              October 19, 2006.

By September 30, 2004,  achieve and maintain the following    IN  COMPLIANCE.   At the end of January  2005,  the Bank
capital ratios:                                               achieved  and has since  maintained  Total  Capital  at
  o      Total Capital at least equal to 12% of               least equal to 12% of  risk-weighted  assets and Tier 1
         risk-weighted assets; and                            Capital  at  least  equal  to  8%  of  adjusted   total
  o      Tier 1 Capital at least equal to 8% of adjusted      assets.
         total assets.


By March 31,  2005,  achieve and  maintain  the  following    IN  COMPLIANCE.   At  September  30,  2006,   with  the
capital ratios:                                               additional  capital  raised  from the  issuance  of the
  o      Total   Capital   at   least   equal  to  14%  of    Preferred   Stock  to  our  directors,   Total  Capital
         risk-weighted assets; and                            represented  14.88% of risk weighted  assets and Tier 1
  o      Tier 1 Capital at least  equal to 9% of  adjusted    Capital represented 9.18% of adjusted total assets.
         total assets.

Develop,  implement and  thereafter  ensure Bank adherence    IN COMPLIANCE.  An updated  three-year capital plan has
to a three-year capital program.                              been  completed  and was  forwarded  to the OCC for its
                                                              review on October 25, 2006.


REQUIREMENT                                                   CORRECTIVE ACTION/STATUS
-----------                                                    ------------------------

Revise the Bank's written loan policy.                        IN  COMPLIANCE.  The Board of  Directors  has  reviewed
                                                              and  revised  the  Bank's  written  loan  policy.  This
                                                              policy has been  adopted and  implemented  by the Board
                                                              and will be  monitored  for Bank  adherence.  A copy of
                                                              the policy was forwarded to the OCC.

Employ a qualified  consultant to perform an ongoing asset    IN  COMPLIANCE.  The Bank has  entered  into a two-year
quality  review of the Bank  until such time as an ongoing    service   agreement  with  Professional  Bank  Services
internal  asset quality  review system is developed by the    (PBS)  of  Louisville,  Kentucky  to  perform  periodic
Board, implemented and demonstrated to be effective.          credit review examinations.

Obtain current and satisfactory  credit information on all    IN   COMPLIANCE.   Current  and   satisfactory   credit
loans over  $25,000  lacking such  information  and obtain    information   has  been  obtained  on  all  loans  over
proper collateral documentation on all loans.                 $25,000.  Proper  collateral   documentation  has  also
                                                              been obtained  on all loans  identified with collateral
                                                              deficiencies. Any loans for which the Bank was unable to
                                                              obtain satisfactory credit or collateral documentation
                                                              have been classified by  the Bank.

Adopt,   implement  and  thereafter   take  all  available    IN  COMPLIANCE.  The Bank has adopted  and  implemented
measures  to  ensure  the  Bank's  adherence  to a written    the   appropriate   measures   to  ensure   the  Bank's
program  designed to  eliminate  the basis of criticism of    adherence to the written program  designed to eliminate
assets  criticized  in the Report of  Examination,  in any    the  basis of  criticism  of assets  criticized  in the
subsequent  Report of  Examination  or by any  internal or    Report  of  Examination,  in any  subsequent  Report of
external   loan  review,   or  in  any  list  provided  to    Examination   or  by  any  internal  or  external  loan
management by the National  Bank of  Examiners.  The Board    review,  or in any list  provided to  management by the
or a designated committee,  shall conduct a review of this    National Bank of Examiners.  The  Compliance  Committee
process on a quarterly  basis to  determine  the status of    reviews a list of all  criticized  assets each month to
each criticized  asset or criticized  portion thereof that    ensure Bank  adherence and forwards a copy of this list
equals or exceeds $50,000,  management's  adherence to the    to the OCC.
program adopted pursuant to this  requirement,  the status
and effectiveness of the written program,  and the need to
revise the program or take alternative action.

Review on a quarterly basis the Bank's  Allowance for Loan    IN   COMPLIANCE.    The   Board   has   established   a
Losses  and  establish  a program  for  maintenance  of an    methodology  to analyze and review the  adequacy of the
adequate  allowance.   Any  deficiency  in  the  allowance    Bank's Allowance for Loan Losses,  which is reviewed on
shall be  remedied  in the  quarter  it is  discovered  by    a  monthly  basis  to  ensure  adequate   reserves  are
additional     provisions    from    earnings.     Written    maintained  at  the  end  of the  fiscal  quarter.  Any
documentation  shall  also be  maintained  indicating  the    deficiency in the amount of reserves  maintained in the
required  factors  considered and  conclusions  reached by    loan loss  allowance will be remedied by the end of the
the Board in determining the adequacy of the allowance.       quarter as  required by the Formal  Agreement.  Written
                                                              documentation   is   also   maintained   in  the   file
                                                              indicating  the  factors   considered  and  conclusions
                                                              reached by the Board in  determining  the  adequacy  of
                                                              the Allowance for Loan and Lease Losses.

Adopt,  implement and thereafter  ensure Bank adherence to    IN  COMPLIANCE.  A three-year  plan has been  completed
a written  strategic plan for the Bank covering at least a    and was  submitted to the OCC during  2005.  Management
three-year period.                                            continues to monitor and re-visit the plan accordingly.


         Pursuant to the terms of the formal agreement indicated above, the Company had committed to undertake certain actions, including the maintenance of specified capital levels, retention of senior management and the formulation of strategic and capital plans. Following discussions with the OCC, on January 26, 2006, the Board passed a resolution to identify, and enter into an agreement with, a strategic partner who would either purchase the entire institution or a significant interest in the institution, and the OCC agreed to a ninety day waiver of certain commitments contained in the formal agreement, namely the appointment of a President and Senior Lender, the development of a three-year capital plan, and the development of a strategic plan. As previously discussed, the Company previously entered into a merger agreement with EBFC on May 5, 2006. In light of this merger agreement, the waiver was further extended to September 30, 2006. The Company is committed to complying with all of the provisions of the Formal Agreement

RESULTS OF OPERATIONS

         A net loss of $863,128 was incurred for the first nine months of 2006 as compared to a net loss of $870,359 for the same period in 2005. The net loss of $305,952 for the three months ended September 30, 2006 was up $94,036 or 44% from the $211,916 net loss incurred during the third quarter of 2005 due mainly to $82,430 in legal fees accrued for expenses related to the Company's merger with El Banco Financial Corporation. In addition the net loss for the nine months ended September 30, 2006 includes a $208,995 provision (write-down) recorded at the end of June for an anticipated loss on the sale of foreclosed property held in Other Real Estate. In an effort to help liquidate this asset, the Bank accepted a contract with a sales amount of approximately $208,995 below the property's recorded net book value. Without this write-down and the legal fees related to the merger, the Bank's net loss for the nine months ended September 30, 2006 would have only been $571,703 resulting in a $298,656 or 34% reduction from the net loss incurred for the nine months ended September 30, 2005.

         Our operational results depend to a large degree on three factors: our net interest income, our provision for loan losses, and our non-interest expenses. Net interest income is the difference between the interest income received on investments (such as loans, investment securities, and federal funds sold) and the interest expense on deposit liabilities and borrowings. Net interest income declined to $235,692 or 38% for the quarter ended September 30, 2006 compared to $381,943 for the quarter ended September 30, 2005 and declined to $903,421 or 30% for the first nine months of 2006 compared to the $1,298,854 that was earned for the first nine months of 2005. This decrease was due to a lower volume of loan demand during the last twelve months along with pay-out of participation loans originated outside of our lending area. Additionally, this decrease is part of an ongoing effort by management to seek and reduce classified and criticized loans by payoff or by their exit from the Bank. This decrease was also due to interest foregone on classified loans being placed in a non-earning status.

         No provision for loan losses was recorded in the third quarter or for the first nine months of 2006 as management considers the current allowance for loan losses to be adequate to sustain any estimated or potential losses based on the Bank's internal analysis and on external credit review examinations conducted by regulatory authorities and by third-party review services. As indicated above, there was no provision for loan losses recorded for the nine months ended September 30, 2006 versus the $225,000 that was expensed for the same period a year ago. This difference continues to demonstrate the improvement in the credit quality of the Bank's loan portfolio and of management's efforts to identify and reduce criticized and classified loans. The allowance for loan loss was $707,408 (3.35% of total gross loans) at September 30, 2006 compared to $1,036,147 (3.66% of total gross loans) at September 30, 2005 and $785,326
(3.08% of total gross loans) at December 31, 2005.

         There are risks inherent in making all loans, including risks with respect to the period of time over which loans may be repaid, risks resulting from changes in economic and industry conditions, risks inherent in dealing with individual borrowers, and, in the case of a collateralized loan, risks resulting from uncertainties about the future value of the collateral. We anticipate maintaining an allowance for loan loss based on, among other things, historical experience, an evaluation of economic conditions, and regular reviews of delinquencies and loan portfolio quality. Our judgment about the adequacy of the allowance is based upon a number of assumptions about future events, which we believe to be reasonable, but which may not prove to be accurate. Thus, there is a risk that charge-offs in future periods could exceed the allowance for loan losses or that substantial additional increases in the allowance for loan losses could be required. Our loan loss reserve methodology incorporates any anticipated write-downs and charge-offs in all problem loans identified by management, credit review services and regulatory authorities. The current allowance for loan losses at September 30, 2006 reflects management's estimate of probable losses inherent and remaining in the loan portfolio. We believe our estimates are sufficient to absorb any such losses.

         Total non-interest income for the quarter ended September 30, 2006 was $22,997 compared to $22,740 for the quarter ended September 30, 2005 and was $71,929 for the nine months ended September 30, 2006 compared to $60,119 for the nine months ended September 30, 2005, an increase of $11,810 or 20%. Non-interest income includes service charges on deposit accounts, customer service fees, and mortgage origination fee income. The increase in non-interest income for the first nine months of 2006 compared to the first nine months of 2005 was mostly due to larger fees earned on mortgage origination and higher fees assessed for NSF charges and for check cashing services.

         Total non-interest expense for the third quarter of 2006 was $564,641 as compared to $616,599 for the same period in 2005 resulting in a decrease of $51,958 or 8%. Non-interest expense for the nine months ended September 30, 2006 was $1,838,478 compared to $2,004,332 for the nine months ended September 30, 2005, a decrease as well of $165,854 or 8%. Without the $208,995 provision for loss on Other Real Estate and the $82,430 in legal fees accrued for expenses related to the Company's merger with El Banco Financial Corporation, the Bank's non-interest expense for the first nine months of this year would have only been $1,547,053 resulting in a $457,279 or 23% decrease from the first nine months of 2005. Salaries and benefits, the largest component of non-interest expense, was $217,975 for the quarter ended September 30, 2006, compared to $277,074 for the same period a year ago and was $682,425 for the first nine months of 2006 compared to $869,021 for the first nine months of 2005, a decrease of 21% from both the quarter ended and the nine months ended September 30, 2005, respectively. Total salary and benefits expense has decreased due to the downsizing of five staff positions in early 2006. Additionally, this decrease is a result of the resignation of three officers in the third quarter of 2005, two of which were members of senior management. Salary and benefits expense continues to decrease on a quarter-to-quarter basis with total expense down in each quarter since third quarter 2004.

         Occupancy and equipment expense totaled $85,774 for the quarter ended September 30, 2006, compared to $89,554 for the same period a year ago and totaled $256,683 for the first nine months of 2006 compared to $277,906 for the first nine months of 2005. Total occupancy expense for the third quarter of 2006 was lower than the quarter ended September 30, 2005 due to less depreciation expense incurred on furniture, fixtures, and equipment as the estimated useful life on certain assets has expired over the last year along with lower ad valorem taxes related to these and other remaining furniture, fixtures and equipment items. Professional fees totaled $144,236 for the quarter ended September 30, 2006, compared to $66,872 for the quarter ended September 30, 2005 and totaled $287,728 for the first nine months of 2006 compared to $173,949 for the first nine months of 2005, an increase of $77,364 and $113,779 for the third quarter and for the first nine months of 2006, respectively. As indicated earlier, the increase in professional fees for third quarter 2006 was due to $82,430 in legal fees accrued for expenses related to the Company's merger with El Banco Financial Corporation. The year-to-date increase was primarily due to $183,303 in legal fees associated with the search for a strategic partner and/or potential investors for the Company as well as expenses related to the Company's planned merger with El Banco Financial Corporation.

         Other non-interest expense for the third quarter of 2006 was $116,656 versus $183,099 for the third quarter of 2005, a decrease of $66,443 or 36%, and was $611,642 for the nine months ended September 30, 2006 versus $683,456 for the nine months ended September 30, 2005, a decrease of 71,814 or 11%. Once again, without the $208,995 write-down to Other Real Estate, the Bank's total other non-interest expense for the nine months ended September 30, 2006 was only $402,647 resulting in a $280,809 or 41% decrease from the total expense incurred during the first nine months of 2005. In addition, the reduction in expenses for the third quarter of 2006 and for the first nine months of 2006 when compared to the same periods in 2005 also indicates continued improvement in cost control and the Bank's overall management of other non-interest expense.

FINANCIAL CONDITION

         Total assets decreased $3,380,667 or 9% from December 31, 2005 to September 30, 2006. The major source of this reduction was in net loans, which decreased by $4,294,847 or 17% over the last nine months of 2006. Fed Funds Sold, however, increased $1,279,000 from $95,000 at December 31, 2005 to $1,374,000 at September 30, 2006. Investment securities available-for-sale also increased $519,315 or 6% from $8,424,986 at December 31, 2005 to 8,944,300 at
September 30, 2006. Total deposits declined by $4,852,133 or 14% since December 31, 2005, with $4,178,389 or 13% of the decline in interest bearing accounts (primarily Certificates of Deposits). The reduction in total net loans, (in particular the pay-off of certain large participation loans) created excess funds providing management the flexibility to replace loan run-off by investing in new loans and/or investment securities. Additionally, with total net loans declining, management has not been as aggressive in retaining or obtaining deposits in an attempt to match funding levels with loan balances and upcoming maturities. Total shareholders' equity decreased from $3,773,883 at December 31, 2005 to $2,997,790 at September 30, 2006. This decrease of $776,093 or 21% was attributable to the recognition of $193,399 in deferred offering costs related to the Company's stock rights offering and the $863,128 net loss for the nine months ended September 30, 2006. Capital contributions, however, in the amount of $210,000 received during September 2006 from the directors of the Company for the purchase of a Series "A" preferred stock helped offset the net losses incurred for 2006.

          Activity in the allowance for loan losses for the nine months ended September 30, 2006 and the twelve months ended December 31, 2005 is summarized as follows:

                                                                     2006                 2005
                                                                   ---------           ---------
Beginning Balance                                                  $ 785,326           $ 989,852
Provision Charged to Operations                                         --               225,000
Loan Charge-Offs                                                    (103,514)           (777,586)
Loan Recoveries                                                       25,596             348,060
                                                                   ---------           ---------

Ending Balance                                                     $ 707,408           $ 785,326
                                                                   =========           =========

         The following is a summary of risk elements in the loan portfolio at September 30, 2006 and at December 31, 2005:

                                                                      2006                 2005
                                                                   ----------           ----------
Loans on Nonaccrual                                                $  511,849           $  778,216
Loans Past Due 90 Days and Still Accruing                                --                 80,309
Other Real Estate Owned and Repossessions                                --                839,000
                                                                   ----------           ----------

Total Nonperforming Assets                                         $  511,849           $1,697,525
                                                                   ==========           ==========

Total Nonperforming Assets as a Percentage of Gross Loans                2.42%                6.65%
                                                                   ==========           ==========


          As a result of management's ongoing review of the loan portfolio, loans are classified as non-accrual when management believes, after considering economic and business conditions and collection efforts, the borrower's financial condition is such that collection of interest is doubtful. Generally, loans are placed on non-accrual status when principal or interest payments are past due for more than 90 days. Exceptions are allowed for loans past due greater than 90 days when such loans are well secured and in process of collection. Interest income that would have been reported on the non-accrual loans totaled $31,657 for the nine months ended September 30, 2006 and totaled $46,533 for the twelve months ended December 31, 2005.

                    INFORMATION REGARDING THE PREVIOUS MERGER
                             WITH EL BANCO FINANCIAL

GENERAL

         On May 5, 2006, NBOG and El Banco Financial Corporation ("EBFC") entered into an Agreement and Plan of Merger, which provided that subject to approval by the shareholders of NBOG, receipt of necessary regulatory approvals, receipt of financing by EBFC and satisfaction of certain other conditions, NBOG would merge with and into EBFC. Upon completion of the Merger, the corporate existence of NBOG would cease, The National Bank of Gainesville would become a wholly owned subsidiary of EBFC, and EBFC would succeed to the business formerly conducted by NBOG as the surviving corporation. However, on October 25, 2006, NBOG and EBFC mutually agreed to terminate the merger agreement after concluding that regulatory approval would not be received in a timely manner.

BACKGROUND

         The decision to undertake the transaction with EBFC was made only after NBOG pursued numerous efforts to remain an independent financial institution. The Bank suffered from significant credit quality issues and incurred loan losses dating from its first years of operation. As a result, on August 18, 2004 the Board of Directors entered into a formal agreement with the Office of the Comptroller of the Currency to correct identified weaknesses. The formal agreement required, among other things, that the Bank obtain and maintain elevated capital levels.

         In the fall of 2004, the Board of Directors considered a variety of alternatives for raising the capital levels of the Bank, including the possibility of selling the holding company and its assets. In part because of the uncertainties that remained in the Bank's loan portfolio, the Board found that it would be difficult to attract acceptable offers and determined that it was in the best interest of NBOG to continue to remain an independent institution. The Board determined that the fairest means of raising additional capital while protecting the shareholders' investment in NBOG was to offer to all of its shareholders the opportunity to purchase additional shares at $6 a share.

         In December of 2004, after consultation with counsel and investment bankers, the Board approved a $6.0 million capital offering at $6 a share to all of its shareholders. Because NBOG needed additional capital before a public offering to shareholders could be completed, the directors and management agreed to purchase 75,066 shares at $6 a share in advance of the offering, with the understanding that such purchases would reduce their pro-rata shares in the subsequent offering.

         In March of 2005, while the SEC was reviewing the offering materials to be provided to the shareholders, an investment group approached the Board expressing interest in purchasing shares in NBOG. The investment group's interest was conditioned on Board members exercising one-third of their out-of-the-money warrants and lowering the price in the offering to $4 a share.

         Given continuing delays in the offering and the Bank's urgent need for additional capital, the Board agreed to exercise options to purchase 49,675 shares at $10 a share for a total of $490,675. The Board also lowered the offering price to all shareholders to $4 a share. The Board also decided not to adjust the purchase price of the shares they purchased in December of 2004. As a result, directors paid from $2 to $6 per share in excess of the price offered to other shareholders.

         In June of 2005, after the offering materials for the $4 per share offering were provided to our shareholders, the investment group informed the Board that it was no longer planning to purchase any shares. As a result, the Board retained the services of an investment banker to assist in the marketing and sale of the shares. This relationship was terminated by mutual agreement after the investment banker was unable to bring any new investors to NBOG. The rights offering portion of the public offering was closed on July 31, 2005, with 40,344 shares sold at $4 per share, for total gross proceeds of $161,376. After subtracting the rights offering purchases, NBOG offered a total of 1,452,957 shares of common stock to its existing shareholders and new investors. Through November of 2005, NBOG had sold an additional 39,805 shares at $4 per share, for total gross proceeds of $159,220.

         In the fall of 2005, the Board began serious discussions with an investor interested in purchasing all of the remaining shares from the $4 per share offering and obtaining a management role with the Bank. This arrangement would have permitted the Bank's existing shareholders to potentially recover some of the losses that they had incurred in their stock. Ultimately, after months of negotiation, the investor decided not to make an investment due to tax regulations that would have limited his ability to use NBOG's net operating loss carry-forward for tax gains. Facing additional regulatory scrutiny if additional capital were not raised, in December the Board and management agreed to purchase 38,000 shares at $4 per share for a total of $152,000 to meet capital ratios at December 31, 2005.

         In January of 2006, the directors reviewed their strategic alternatives, and authorized management to retain an investment banker to assist in either marketing NBOG's stock or to find an acquirer for NBOG. Having made this decision, the directors also placed a moratorium on any purchases of stock by insiders. After hearing presentations from four investment bankers and consulting with the Office of the Comptroller of the Currency and counsel, on January 26, 2006, the Board passed a formal resolution to identify and enter into an agreement with a strategic partner who would purchase either the entire institution, or a significant interest in the institution, and retained Stevens & Company to conduct a public auction to identify the strongest strategic partner or acquisition. The $4 per share public offering price was suspended pending disclosure of the search for a strategic partner. The offering terminated in accordance with its terms on March 31, 2006, without any additional shares being sold. The $4 per share offering resulted in total net proceeds of $293,917 after deducting offering expenses of $193,399.

         In February of 2006, NBOG's financial advisor conducted a structured bid process consisting of more than ten potential candidates. The financial advisor provided a confidential information package regarding the Bank and sought letters of intent no later than March 1, 2006.

         On March 1, 2006, NBOG received a letter of intent from EBFC, in which EBFC offered to pay 1.62 times the book value of the Bank at the closing of the merger. On March 2, 2006, the NBOG Board of Directors met with their financial advisor and counsel to review the terms of the EBFC letter of intent as well as those received from other parties. After reviewing the terms of all offers received, the Board authorized its financial advisor to follow-up with the three highest bidders, including EBFC, to offer them the opportunity to complete their due diligence review of NBOG.

         In early March, EBFC and another of the original three highest bidders conducted due diligence of the Bank (the third bidder elected to combine its bid with another bidder in an effort to maximize their offering price). On March 14, 2006, NBOG received an unsolicited third party offer that was fully contingent on completing due diligence during April. On March 16, 2006, NBOG received a revised letter of intent from EBFC offering to pay 1.75 times the book value of the Bank at the closing of the merger. On March 16, 2006, the Board voted unanimously to move forward with a transaction with EBFC and authorized management to sign the letter of intent with EBFC.

         On April 17, 2006, NBOG received an unsolicited offer from one of the original bidders to purchase NBOG for a fixed price of approximately $6.2 million. On April 18, 2006, EBFC provided a draft definitive agreement fixing the merger consideration at $6.5 million, less specified expenses. On April 20, 2006, the NBOG Board of Directors met to discuss the unsolicited offer, including the termination fee under the existing letter of intent with EBFC, which would total $50,000 plus EBFC's expenses. After discussions with its financial advisor, the Board unanimously approved moving forward with EBFC.

         On May 2, 2006, the NBOG Board of Directors met with counsel and its financial advisor to consider and discuss the terms of the definitive merger agreement with EBFC. NBOG's financial advisor delivered its oral opinion that, based on the information then available, the transaction was fair from a financial point of view to NBOG. On May 4, 2006, the NBOG Board of Directors again met with counsel and its financial advisor. Following a discussion of the terms of the merger agreement, the fairness of the exchange ratio to NBOG shareholders and the other factors listed under "Reasons for the Merger" below, the NBOG board concluded unanimously that the merger was fair to, and in the best interests of, the NBOG shareholders and approved the merger agreement and the transactions contemplated by the merger agreement.

         On May 5, 2006, NBOG and EBFC entered into the merger agreement. The parties issued a joint press release announcing the execution of the merger agreement on May 9, 2006.

         Throughout the summer of 2006, NBOG and EBFC prepared and filed the regulatory applications necessary to consummate the merger agreement. However, on October 25, 2006, NBOG and EBFC mutually agreed to terminate the merger agreement after concluding that regulatory approval would not be received in a timely manner.

REASONS FOR THE MERGER

         In reaching its decision to approve the Merger Agreement, the Board of Directors of NBOG considered a number of factors, including the following:

         o  the overall terms of the proposed transaction;

         o the financial condition, results of operations, and future prospects of NBOG and The National Bank of Gainesville;

         o the value of the consideration to be received by you relative to the book value, earnings and dividends per share of NBOG's common stock;

         o the competitive and regulatory environment for community banks generally;

         o the fact that the Merger will enable shareholders to exchange their shares of NBOG common stock (for which there is no active public trading market) for cash (a fully liquid form of compensation);

         o the likelihood that NBOG and EBFC would receive the requisite regulatory approvals to perform the Merger;

         o the likelihood of EBFC's ability to satisfy the financing contingency; and

         o the ability of EBFC to continue to offer a broad range of quality services to the customers of the Bank.

         In its deliberations, the Board of Directors of NBOG did not assign any relative or specific weight to any of the factors that are discussed above, and individual members of the Board of Directors of NBOG may have given different weights to different factors as they were discussed. In addition, the discussion of the information above and factors considered is not intended to be exhaustive of the factors considered.

         In hindsight, NBOG and EBFC concluded that they would not receive the requisite regulatory approvals in a timely fashion. Having made this determination, NBOG and EBFC agreed to terminate the agreement. The Board of Directors intends to consider these same factors as it seeks a new strategic partner.

ENGAGEMENT OF STEVENS & COMPANY

         In January of this year, the Board of Directors of NBOG interviewed a number of financial advisors to assist in determining the best strategic alternatives for the bank. Stevens & Company ("Stevens"), a LaGrange, Georgia based firm was selected in part due to its prior experience in 54 bank sales. The Board also considered the fact that Stevens had recently participated in a bank sale that involved regulatory and capital issues very similar to those faced by NBOG.

         As part of the engagement, Stevens conducted a structured bid process affording a large number of financial institutions, including both in state and out of state, the opportunity to make proposals for NBOG. More than 10 candidates became a part of the bid process, including two out of state banks that would need a Georgia charter to expand their franchise.

         After terminating the agreement with EBFC, the Board of Directors has instructed Stevens to reopen the bid process in order to identify a strategic partner to acquire or recapitalize the bank.

                INFORMATION REGARDING ISSUANCE OF PREFERRED STOCK

NEED FOR ADDITIONAL CAPITAL

         Under the terms of the Formal Agreement with the OCC, the Bank is required to maintain elevated capital ratios. While the OCC had previously waived the capital ratios in light of the merger agreement with EBFC, in September the OCC informed the Board of Directors that it would not extend the waiver, and would require compliance with the elevated capital ratios at September 30, 2006. The merger agreement with EBFC also required that NBOG maintain the capital ratios required in the Formal Agreement, unless formally waived by the OCC. Based on NBOG's financial position, management informed the Board of Directors that NBOG needed to raise $210,000 to comply with the capital ratios.

         After lengthy discussions with EBFC, EBFC agreed to permit the Board of Directors to contribute the capital in exchange for the Series A Preferred Stock, but only agreed to absorb half the cost of the redemption of the Series A Preferred Stock in the merger consideration. As a result, the merger consideration that would have been paid to common shareholders was reduced by approximately 9 cents per share. The Board of Directors unanimously determined that it was in the best interest of NBOG common shareholders to comply with the capital requirements of the Formal Agreement and the terms of the merger agreement with EBFC, and therefore authorized the issuance of the Series A Preferred Stock.

TERMS OF THE SERIES A PREFERRED STOCK

         The Board of Directors authorized the issuance of up to 50,000 shares of Series A Preferred Stock, no par value. The Series A Preferred Stock is non-cumulative perpetual preferred stock and will be treated as Tier 1 Capital under existing Federal Reserve regulations. The Series A Preferred Stock is generally non-voting and cannot be converted into common stock of NBOG. NBOG has the right, subject to Federal Reserve approval, to redeem the shares for their purchase price plus accrued dividends, if any. It is not anticipated, however, that any dividends will be paid to the holders of either the NBOG common stock or the Series A Preferred Stock.

         The directors who purchased the Series A Preferred Stock will not receive any financial gain as a result of their purchase. While they may be reimbursed for their purchase of the Series A Preferred Stock at a future date, they are also significant common stock shareholders and will therefore suffer a loss to the extent the value of common stock declines. Despite this risk of personal loss without any potential of gain in value on the preferred shares, the Board of Directors unanimously believed it was in the best interest of all shareholders for the directors to invest the additional $210,000 while the merger with EBFC was pending to ensure compliance with both the Formal Agreement and the terms of the merger agreement with EBFC. Timing and cost considerations did not permit the Board of Directors to allow any other shareholders to purchase the shares of the Series A Preferred Stock, and the Board did not believe other shareholders would wish to invest under these circumstances.